Exhibit 99.1

Bridgeline Announces Financial Results for the First Quarter of Fiscal 2025

Woburn, Mass. - Bridgeline Digital, Inc. (NASDAQ: BLIN), a leader in AI-powered marketing technology, today announced financial results for its fiscal 2025 first quarter, which ended December 31, 2024.

“Bridgeline’s momentum in AI-powered search continues to accelerate, with $2.7 million in new contracts signed this quarter and an $800,000 boost in annual contract value,” said Ari Kahn, Bridgeline’s President and Chief Executive Officer. “Our leadership in site search AI is driven by innovations like Agentic-AI, Smart Search, and Smart Response - technologies that power top brands and generate real revenue growth. With ever expanding partnerships across Salesforce, Optimizely and BigCommerce, we are positioned to capture even greater market share in 2025.”

Financial Highlights

●	Total revenue, which is comprised of Licenses and Services revenue, of $3.8 million for the quarter ended December 31, 2024, increased from the prior year comparable period.

●	Subscription and licenses revenue, while down 1% from the prior year comparable period, increased from the previous quarter ending September 30, 2024.

●	Both total revenue from our Core products and subscription and licenses revenue from our Core products grew by over 10% CAGR.

●	Our Core product Net Revenue Retention (“NRR”) was 107% for the quarter ended December 31, 2024.

Sales Highlights

●	In the first quarter of fiscal year 2025, Bridgeline sold 28 new subscription contracts for $2.7M in total contract value adding over $800,000 in Annual Recurring Revenue.

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Bridgeline continues to build this momentum within the first quarter of fiscal 2025 with new contracts with Brady Plus, JonDon, Aftermarket Auto Parts Alliance, and Montefiore Health System. Bridgeline plans to build on this momentum by deepening its presence in B2B industries through targeted partnerships and events in 2025.

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HawkSearch's success stems from groundbreaking AI capabilities, including its Smart Search and Smart Response features, which lead the deployment of large language models and Generative AI technology. In 2025, HawkSearch will expand its product line with Agentic-AI innovations, designed to drive even higher online revenue for its customers.

Product Highlights

●	The Hermes release introduced powerful innovations including Hybrid Search, New Preview, keyword performance notifications, and measurement conversion enhancements.

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Hybrid Search intelligently integrates AI-powered Concept and Image Search with Keyword Search, delivering highly relevant, content-driven results that enhance product discovery. Hybrid Search emphasizes advanced automation and streamlines the purchasing process and increases conversions.

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Bridgeline has further enhanced the Hawk AI Product Suite with advanced features leveraging Large Language Models (LLMs), Retrieval Augmented Generation, Generative AI (GenAI), and Agentic-AI that are tailored to business needs, including:

o	Smart Search, Smart Response, and Smart Tools: Intuitive functionalities for enhanced user experiences that increase relevancy and conversion.

o	Smart Agent: An Agentic-AI interface for refining AI-driven configurations.

o	Conversational Search: Generative AI-powered natural language search with two-way dialog for product discovery.

o	Smart Filters for Concept Search: AI-enabled, contextually accurate search results.

o	Smart Response for PDFs: Tools for extracting, comprehending and summarizing PDF content using Generative AI (GenAI).

These innovations solidify HawkSearch's reputation as a trusted partner for businesses optimizing their search and customer experience strategies.

Partner Highlights

In 2025, Bridgeline continues to grow its market presence through partners and other key alliances.

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Hawksearch, in partnership with Salesforce, released the HawkSearch AI-Powered Product Discovery engine for Salesforce B2B Commerce to grow online revenue for B2B companies with massive catalogs of complex products. Powered with Agentic-AI, HawkSearch integrates with Salesforce Agentforce and leverages Generative-AI to drive traffic, increase conversion and grow order value to build revenue for Salesforce customers. Salesforce customers can now access HawkSearch directly from the AppExchange, launch the connector, and immediately enhance their eCommerce experience, driving quick improvements in revenue. Several businesses, including Seattle Aviation Solutions and Darley, have already adopted the HawkSearch Salesforce Connector, showcasing the rapid impact of this powerful integration.

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HawkSearch has partnered with OroCommerce, a top B2B commerce platform, to integrate HawkSearch AI technology and enhance customer engagement and sales for manufacturers and distributors. OroCommerce collaborates with HawkSearch to offer industry-specific search and merchandising experiences, serving B2B eCommerce. This collaboration emphasizes comprehensive industry-specific solutions, proven success with shared customers, unparalleled expertise, and advanced AI technology transforming online experiences for both B2B and B2C merchants.

These alliances highlight Bridgeline's commitment to delivering high performance and measurable results through collaboration, and expand our existing partnerships, including:

●	Optimizely: HawkSearch is positioned as a top-paid app in the Optimizely app store and was showcased as a native, integrated search option at Opticon 2024.

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BigCommerce: HawkSearch is promoted ahead of all other search providers on the first page of its app store, providing tens of thousands of BigCommerce customers the ability to upgrade to HawkSearch's AI technology.

●	Xngage Collaboration: HawkSearch delivered advanced search solutions via the XConnect connector.

●	Moblico: HawkSearch was named Partner of the Year for enhancing mobile engagement with AI-powered tools.

Customer Highlights

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A prominent industrial equipment supplier launched HawkSearch to transform the digital experience for its customers. The project used HawkSearch’s Rapid UI, a front-end solution that accelerates implementation and drives faster ROI. By offering an intuitive interface and pre-built configurations, Rapid UI allows businesses to deploy a HawkSearch-powered search bar quickly. This streamlined approach reduces delays, enabling customers to experience increased engagement, higher conversion rates, and faster revenue growth sooner.

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A leading supplier in the plumbing industry chose HawkSearch’s Smart Search to power their product discovery experience. The plumbing supplier will leverage Smart Search’s Visual and Concept Search features to enhance customer experience and drive growth. HawkSearch’s Visual Search allows customers to find products by uploading images, simplifying the process of identifying and purchasing the exact items they need.

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A leading distributor in the Janitorial and Sanitation industry implemented Hawksearch to enhance their digital customer experience and product discovery on its Optimizely powered eCommerce site. The distributor is leveraging HawkSearch’s dynamic auto-complete to surface popular products, category pages, and content. The platform will improve search accuracy with Unit of Measure Conversion and fine-grain controls for relevancy tuning.

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A prominent global manufacturer of life safety equipment and training for first responders and law enforcement has successfully implemented HawkSearch to elevate their digital customer experience. Leveraging Salesforce Commerce Cloud, the manufacturer is utilizing the advanced search and merchandising capabilities to improve the search experience across their product catalog. This integration includes sophisticated tools for promoting specific products, managing out-of-stock items, and refining search result rankings. The Instant Engage feature displays trending items and content as users interact with the search bar, while enhanced product category landing pages deliver highly relevant results.

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A major supplier in the plumbing industry successfully launched HawkSearch to power its online search experience. The supplier is using HawkSearch to improve customer experiences and drive revenue with advanced search capabilities, such as dynamic auto-complete, fine-grained relevancy tuning, and AI-powered recommendations which allow customers to find products faster, increasing conversions and reducing friction in the buying journey.

Financial Results – First Quarter of Fiscal Year 2025

●	Total revenue, which is comprised of Licenses and Services revenue, was $3.8 million for the quarter ended December 31, 2024, as compared to $3.8 million for the same period in 2023.

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Subscription and licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue was $3.0 million for the quarter ended December 31, 2024, as compared to $3.1 million for the same period in 2023. As a percentage of total revenue, Subscription and licenses revenue was 80% of total revenue for the quarter ended December 31, 2024, compared to 82% for the same period in 2023.

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Services revenue of $0.7 million increased 11% for the quarter ended December 31, 2024, from $0.7 million for the same period in 2023. As a percentage of total revenue, Services revenue accounted for 20% of total revenue for the quarter ended December 31, 2024, compared to 18% for the same period in 2023.

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Cost of revenue was $1.3 million for the quarter ended December 31, 2024, as compared to $1.2 million for the same period in 2023. Gross profit was $2.5 million for the quarter ended December 31, 2024, as compared to $2.6 million for the same period in 2023.

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Gross margin was 67% for the quarter ended December 31, 2024, as compared to 68% for the same period in 2023. Subscription and licenses gross margin was 71% for three months ended December 31, 2024, as compared to 73% for the same period in 2023. Services gross margin was 51% for the three months ended December 31, 2024, as compared to 44% for the same period in 2023.

●	Operating expenses were $3.0 million for the quarter ended December 31, 2024, as compared to $3.2 million for the same period in 2023.

●	Operating loss for the quarter ended December 31, 2024 was $0.5 million, as compared to $0.6 million for the same period in 2023.

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The warrant liability revaluation resulted in a non-cash loss of $0.1 attributable to the change in the fair value of the warrant liabilities for the quarter ended December 31, 2024. This compares to a nominal non-cash gain from revaluation for the same period in 2023.

●	Net loss for the quarter ended December 31, 2024, was $0.6 million, compared to a net loss of $0.6 million for the same period in 2023.

Conference Call

Bridgeline Digital, Inc. will hold a conference call today, February 13, 2025, at 4:30 p.m. Eastern Time to discuss these results. The Company’s President and Chief Executive Officer, Ari Kahn, and Chief Financial Officer, Thomas Windhausen, will host the call, followed by a question-and-answer period.

The details of the conference call webcast and replay are as follows:

Bridgeline Digital First Quarter 2025 Earnings Call

Thursday, February 13, 2025, at 4:30 p.m. ET

Webcast:	https://www.webcaster4.com/Webcast/Page/3079/52020

Participants can register for the webcast using the URL above.

Non-GAAP Financial Measures

This press release contains references to Adjusted EBITDA, a Non-GAAP financial measure.

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, impairment of goodwill and intangible assets, non-cash warrant related income/expense, changes in fair value of contingent consideration, restructuring and acquisition-related costs, amortization of debt discounts, preferred stock dividends and any related tax effects. Bridgeline uses Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline's management does not consider Non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of Non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these Non-GAAP financial measures. To compensate for these limitations, Bridgeline management presents Non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its Non-GAAP financial measure to the comparable GAAP financial measure, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definition of Non-GAAP Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting its usefulness as a comparative measure. As a result of the limitations that Adjusted EBITDA has as an analytical tool, investors should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Other Terms

Core Product revenue includes all subscription license and services revenue from HawkSearch, WooRank licenses for HawkSearch customers, and AccessiBe.

Net Revenue Retention (“NRR”) is measured as the current period trailing twelve months Monthly Recurring Revenue (“MRR”), including Cross Sales and Net Renewal (expansion less contraction) MRR, all divided by trailing twelve months MRR for the previous period trailing twelve months.

Safe Harbor for Forward-Looking Statements

Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These statements appear in a number of places and include statements regarding the intent, belief or current expectations of Bridgeline Digital, Inc. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, business operations and the business of our customers, suppliers and partners; our ability to retain and upgrade current customers, increasing our recurring revenue, our ability to attract new customers, our revenue growth rate; our history of net loss and our ability to achieve or maintain profitability, instability in the financial markets, including the banking sector; our liability for any unauthorized access to our data or our users' content, including through privacy and data security breaches; any decline in demand for our platform or products; changes in the interoperability of our platform across devices, operating systems, and third party applications that we do not control; competition in our markets; our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products, particularly in light of potential disruptions to the productivity of our employees resulting from remote work; our ability to manage our growth or plan for future growth, and our acquisition of other businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital Market; or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Bridgeline Digital, Inc. assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

About Bridgeline Digital

Bridgeline is a marketing technology company that offers a suite of products that help companies grow online revenue by driving more traffic to their websites, converting more visitors to purchasers, and increasing average order value.

To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.

Thomas R. Windhausen

Chief Financial Officer

twindhausen@bridgeline.com

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	December 31,
	2024	2023
Revenue:
Subscription and perpetual licenses	$3,048	$3,086
Digital engagement services	743	669
Total net revenue	3,791	3,755

Cost of revenue:
Subscription and perpetual licenses	893	827
Digital engagement services	363	376
Total cost of revenue	1,256	1,203
Gross profit	2,535	2,552

Operating expenses:
Sales and marketing	982	913
General and administrative	786	781
Research and development	1,073	1,093
Depreciation and amortization	195	385
Restructuring and acquisition related expenses	10	15
Total operating expenses	3,046	3,187
Loss from operations	(511)	(635)

Interest expense and other, net	(4)	-
Change in fair value of warrant liabilities	(114)	18
Income (loss) before income taxes	(629)	(617)
Provision for (benefit from) income taxes	5	5
Net (loss) income	$(634)	$(622)

Net (loss) income per share attributable to common shareholders:
Basic net (loss) income per share	$(0.06)	$(0.06)
Diluted net (loss) income per share	$(0.06)	$(0.06)
Number of weighted average shares outstanding:
Basic	10,417,609	10,417,609
Diluted	10,417,609	10,417,609

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(Unaudited)

ASSETS
	December 31,	September 30,
	2024	2024
Current assets:
Cash and cash equivalents	$1,483	$1,390
Accounts receivable, net	1,170	1,288
Prepaid expenses and other current assets	474	269
Total current assets	3,127	2,947
Property and equipment, net	65	74
Operating lease assets	122	163
Intangible assets, net	3,724	3,908
Goodwill, net	8,468	8,468
Other assets	39	42
Total assets	$15,545	$15,602

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$201	$282
Current portion of operating lease liabilities	122	157
Accounts payable	1,774	1,112
Accrued liabilities	1,162	988
Deferred revenue	1,823	2,189
Total current liabilities	5,082	4,728
Long-term debt, net of current portion	208	244
Operating lease liabilities, net of current portion	-	6
Warrant liabilities	212	98
Other long-term liabilities	493	520
Total liabilities	5,995	5,596

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized;
Series C Convertible Preferred stock: 11,000 shares authorized; 350 shares issued and outstanding at December 31, 2024 and September 30, 2024	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized;10,417,609 shares issued and outstanding at December 31, 2024 and September 30, 2024	10	10
Additional paid-in-capital	101,940	101,833
Accumulated deficit	(92,172)	(91,538)
Accumulated other comprehensive loss	(228)	(299)
Total stockholders' equity	9,550	10,006
Total liabilities and stockholders' equity	$15,545	$15,602

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 31,
	2024	2023
Reconciliation of GAAP net income (loss) to Adjusted EBITDA:
GAAP net loss	$(634)	$(622)
Provision for income taxes	5	5
Interest expense and other, net	4	-
Change in fair value of warrants	114	(18)
Amortization of intangible assets	184	346
Depreciation and other amortization	17	45
Restructuring and acquisition related charges	10	15
Stock-based compensation	107	112
Adjusted EBITDA	$(193)	$(117)